CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Portfolio Holdings Information” and “Independent Registered Public Accounting Firm” in this Registration Statement (Form N-1A) of DireXion Insurance Trust (formerly Potomac Insurance Trust), comprising VP Total Market Bull 2.5X Fund, the VP Total Market Bear 2.5X Fund, the VP S&P 500® Bull 2.5X Fund, the VP S&P 500® Bear 2.5X Fund, the VP NASDAQ-100® Bull 2.5X Fund, the VP NASDAQ-100® Bear 2.5X Fund, the VP Mid Cap Bull 2.5X Fund, the VP Mid Cap Bear 2.5X Fund, the VP Small Cap Bull 2.5X Fund, the VP Small Cap Bear 2.5X Fund, the VP Equity Income Bull 2.5X Fund, the VP Equity Income Bear 2.5X Fund, the VP Dollar Bull 2.5X Fund, the VP Dollar Bear 2.5X Fund, the VP Japan Bull 2X Fund, the VP Japan Bear 2X Fund, the VP Emerging Markets Bull 2X Fund, the VP Emerging Markets Bear 2X Fund, the VP Developed Markets Bull 2X Fund, the VP Developed Markets Bear 2X Fund, the VP Latin America Bull 2X Fund, the VP Latin America Bear 2X Fund, the VP Real Estate Bull 2X Fund, the VP Real Estate Bear 2X Fund, the VP Commodity Bull 2X Fund, the VP Commodity Bear 2X Fund, the VP Biotech Bull 2X Fund, the VP Biotech Bear 2X Fund, the VP Oil & Gas Bull 2X Fund, the VP Oil & Gas Bear 2X Fund, the VP Gold Bull 2X Fund, the VP Gold Bear 2X Fund, the VP Healthcare Bull 2X Fund, the VP Healthcare Bear 2X Fund, the VP Financial Bull 2X Fund, the VP Financial Bear 2X Fund, the VP 10 Year Note Bull 2.5X Fund, the VP 10 Year Note Bear 2.5X Fund, and the VP U.S. Government Money Market Fund, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09761).

/s/ Ernst & Young LLP

Chicago, Illinois
June 15, 2006